Exhibit 99.1

Four Radnor Corporate Center, Suite 200

Radnor, PA 19087

Ph: (610) 687-8900 Fax: (610) 687-3688

www.pennvirginia.com

FOR IMMEDIATE RELEASE

PENN VIRGINIA CORPORATION ANNOUNCES RESIGNATION OF CHIEF FINANCIAL OFFICER

RADNOR, PA (BusinessWire) October 14, 2010 – Penn Virginia Corporation (NYSE: PVA) announced today that Frank A. Pici has resigned his positions as Executive Vice President and Chief Financial Officer to pursue other opportunities. The Board of Directors of PVA has named A. James Dearlove, President and Chief Executive Officer, as interim Chief Financial Officer. PVA will conduct a search for a new Chief Financial Officer.

A. James Dearlove, President and Chief Executive Officer, stated, “On behalf of PVA’s management team, I thank Frank for his nine years of dedicated service. We wish Frank all the best in his new endeavors.”

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Penn Virginia Corporation (NYSE: PVA) is an independent natural gas and oil company focused on the exploration, acquisition, development and production of reserves in onshore regions of the U.S., including Oklahoma, Texas, the Appalachian Basin and Mississippi.

For more information, please visit our website at www.pennvirginia.com.

Contact:	James W. Dean
Vice President, Corporate Development
Ph: (610) 687-7531 Fax: (610) 687-3688
E-Mail: invest@pennvirginia.com